                                                                    Exhibit 8(b)


                           FORM OF AMENDED APPENDIX 2
                             TO CUSTODIAN AGREEMENT

                                 CLIENT ACCOUNTS


Account Name                                   Account Number   Account Mnemonic
------------                                   --------------   ----------------

1.  Schwab International Index Fund               00042986           SIIF

2.  Schwab Small-Cap Index Fund                   00043001           SCIF

3.  Schwab Asset Director - High Growth           00042988           ADHG
    Fund

4.  Schwab Asset Director - Balanced              00042989           ADBG
    Growth Fund

5.  Schwab Asset Director - Conservative          00042990           ADCG
    Growth Fund

6.  Schwab OneSource Portfolios -                 00042992           SOPI
    International

7.  Schwab OneSource Portfolios -                 00042993           SOPG
    Growth Allocation

8.  Schwab OneSource Portfolios -                 00042994           SOPB
    Balanced Allocation

9.  Schwab OneSource Portfolios-Small Company     00043359           SOPS

10. Schwab Asset Director - Aggressive
Growth Fund

PART II - SYSTEM USER ID NUMBERS




PROFILE I:  FEDERATED STAFF PROFILE
(4)         USERS: ESW1870:  Julie Quigley
                   ESW1885:  Greg Podgorski
                   ESW1886:  Dave Marsh
                   ESW1887:  Elaine Dawes


ACCOUNTS ACCESS:

Reports:          SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS

Trades:           SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS



         TE     FX    CA     ME     TD     SL    MA     MC     MF    INQ

         N      N      N     N      N      N      N     N      N      Y



PROFILE 2:  INVESTMENT MANAGEMENT STAFF PROFILE
(6)         USERS: ESW1892:  Sonia Yiu
                   ESW1893:  Geri Hom
                   ESW1894:  Jeff Tumolo
                   ESW1895:  Patrick Conway
                   ESW1896:  Andrea Regan
                   ESW1897:  Joe Kupferschmidt


ACCOUNTS ACCESS:

Reports:          SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS

Trades:           SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS



         TE     FX    CA     ME     TD     SL    MA     MC     MF    INQ

         N      N      Y     Y      N      N      N     N      N      Y

PROFILE 3:  INVESTMENT MANAGEMENT STAFF PROFILE
(6)         USERS: ESW1892:  Judy Wolfe
                   ESW1893:  Nelly Sit
                   ESW1894:  Durwin Hom
                   ESW1895:  Bing Chan
                   ESW1896:  Vicky Aguila
                   ESW1897:  Rodan St. James


ACCOUNTS ACCESS:

Reports:          SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS

Trades:           SIIF  SCIF  ADHG  ADBG  ADCG  SHGP  SOPI  SOPG  SOPB  SOPS



         TE     FX    CA     ME     TD     SL    MA     MC     MF    INQ

         N      N      Y     Y      N      N      N     N      N      Y

LEGEND:

TE:   Trades
FX:   Foreign Exchange Entry
CA:   Cash Movements
ME:   Multiple Cash Entry
TD:   Time Deposit and Repos
SL:   Securities Lending
MA:   Mass Client Trade Authorization
MC:   Mass Client Cash Authorization
MF:   Mass Client Foreign Exchange Authorization
INQ:  Inquiry Functions *

* Please note Inquiry Functions includes the following:
      Trade Inquiry
      Trade Settlement Status
      Trade Entry Status
      FX/Cash Movement/Time Deposit Status
      Pricing Inquiry
      Products Inquiry
      Stock Record Inquiry
      Journal Inquiry
      Income Inquiry


TRADES PROFILE          REPORTS PROFILE
MTSW1TPF                MTSW1RPF
MTSW2TPF                MTSW2RPF
MTSW3TPF                MTSW3RPF